EXHIBIT 99.1

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD
AND SUBSIDIARY)
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED
SEPTEMBER 30, 2006
INDEX TO FINANCIAL STATEMENTS

Basis of Presentation	F-2
Unaudited Pro Forma Consolidated Balance Sheets as of September 30, 2006	F-3
Unaudited Pro Forma Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) for the three months ended September 30, 2006	F-4

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD
AND SUBSIDIARY)

Basis of Presentation

On October 11, 2006, Sport Source, Inc. (“SPSI”) and the Shareholders of Kinfair Holdings Limited (“KHL”), (collectively, the “Shareholders”) closed the transactions contemplated by the Share Exchange Agreement between and among SPSI, KHL and Auto Chance International Limited (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, the Shareholders have agreed to transfer to SPSI and SPSI has agreed to acquire from the Shareholders, all of the shares of KHL (the “Shares”), which Shares constitute 100% of the outstanding capital stock of KHL, in exchange for 7,500,000 shares of the common stock of SPSI, which shares shall constitute 59.34% of the fully diluted outstanding shares of common stock of SPSI immediately after the closing of the transactions. This share exchange transaction resulted in the Shareholders obtaining a majority voting interest in SPSI. Generally accepted accounting principles require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of KHL.

The unaudited pro forma consolidated financial statements of KHL in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreements. These unaudited pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD
AND SUBSIDIARY) PRO FORMA CONSOLIDATED
BALANCE SHEETS AS OF SEPTEMBER 30, 2006
(UNAUDITED)

ASSETS
	Unaudited
	September 30,	March 31,
	2006	2006
CURRENT ASSETS
Cash and cash equivalents	$917,098	$3,281,761
Restricted cash	3,034,633	2,120,494
Notes receivable	77,130	10,099
Inventories, net	3,768,534	1,078,592
Marketable securities	15,224	12,580
Prepayments for goods	3,053,713	835,712
Due from employees	49,692	49,021
Other receivables and prepaid expenses	28,647	22,006
Total current assets	10,944,671	7,410,265

Plant and equipment, net	9,922,608	9,527,685
Land use right, net	1,533,947	580,597
Construction in progress	3,766,168	3,154,836
Deposits	852,694	1,172,321
Notes receivable	1,264,430	1,247,349
Deferred taxes	713,590	369,450

TOTAL ASSETS	$28,998,108	$23,462,503

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$5,260,924	$2,627,224
Other payables and accrued liabilities	496,220	440,937
Short term debt	3,021,988	6,677,210
Notes payable	5,247,032	1,026,569
Customer deposits	1,987,741	1,860,459
Due to a shareholder	1,137,987	1,122,614
Due to employees	16,741	16,515
Taxes payable	317,361	59,110
Total current liabilities	17,485,994	13,830,638

LONG-TERM LIABILITIES
Deferred taxes	1,588,832	1,243,751
Due to employees	94,945	90,856
Total long-term liabilities	1,683,777	1,334,607

TOTAL LIABILITIES	198,169,771	15,165,245

SHAREHOLDERS’ EQUITY
Paid-in capital	4,591,091	4,591,091
Retained earnings (restricted portion was $293,558 and $176,443 as of Sep 30, 2006 and Mar 31,2006, respectively)	5,037,731	3,545,887
Accumulated other comprehensive income	199,515	160,280

Total Shareholders’ Equity	9,828,337	8,297,258

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$28,998,108	$23,462,503

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD
AND SUBSIDIARY) PRO FORMA CONSOLIDATED
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE PERIODS ENDED SEPTEMBER 30, 2006
(UNAUDITED)

	Unaudited	Unaudited
	For three months ended September 30, 2006	For six months ended September 30, 2006
REVENUES	$8,132,075	17,456,819

COST OF GOODS SOLD	(6,913,124)	(14,556,978)

GROSS PROFIT	1,218,951	2,899,841

Selling and distribution expenses	137,323	376,057

General and administrative expenses	219,324	449,439

INCOME FROM OPERATIONS	862,304	2,074,345

OTHER INCOME (EXPENSES)

Interest expense, net	(50,668)	(118,308)

Other expenses, net	(41,603)	(61,713)

INCOME BEFORE INCOME TAXES	770,033	1,894,324

INCOME TAXES	(16,842)	(399,468)

NET INCOME	753,191	1,494,856

OTHER COMPREHENSIVE INCOME

Foreign currency translation gain	30,059	50,452

Unrealized gain on marketable securities	2,561	5,043

OTHER COMPREHENSIVE INCOME BEFORE TAX	32,620	55,495

INCOME TAX EXPENSE RELATED TO OTHER COMPREHENSIVE INCOME	10,765	18,313

OTHER COMPREHENSIVE INCOME, NET	21,855	37,182

COMPREHENSIVE INCOME	$731,336	$1,457,674